UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                     Form 10

                   General Form for Registration of Securities
     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934


                              OXBOW RESOURCES CORP.
        (Exact name of small business issuer as specified in its charter)

       DELAWARE                                                 98-0460379
(State of incorporation)                                (IRS Employer ID Number)

               109-2675 South Jones Blvd., Las Vegas, Nevada 89146 (Address of principal executive offices) (Zip Code)

                Telephone 702.387.2630. Toll Free: 1.866.387.8389
                         (Registrant's telephone number)

       Securities to be registered under Section 12(g) of the Exchange Act

                                  Common shares
                               Title of each class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]

                              OXBOW RESOURCES CORP.

                                     FORM 10

                                TABLE OF CONTENTS

PART I

Item 1.  Description of Business                                               4
Item 2.  Management's Discussion and Analysis or Plan of Operation            17
Item 3.  Description of Property                                              18
Item 4.  Security Ownership of Certain Beneficial Owners and Management       18
Item 5.  Directors, Executive Officers, Promoters and Control Persons         18
Item 6.  Executive Compensation                                               19
Item 7.  Certain Relationships and Related Transactions                       20
Item 8.  Legal Proceedings                                                    20

PART II

Item 9.  Market Price of Dividends on the Registrants Common Equity and
          Other Stockholder Matters                                           20
Item 10. Recent Sales of Unregistered Securities                              21
Item 11. Description of Securities                                            21
Item 12. Indemnification of Directors and Officers                            21

PART F/S

Item 13. Financial Statements and Supplementary Data                          22
         Auditors Report                                                      22
         Audited Financial Statements                                         23
         Footnotes to Financial Statements                                    27

PART III

Item 14. Changes in and Disagreements with Accountants                        32
Item 15. Index to Exhibits                                                    32

Signatures                                                                    33

                                     PART I

CAUTION REGARDING FORWARD-LOOKING INFORMATION

All statements contained in this Form 10, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "anticipate," "expect" and words of similar import. These forward-looking statements address, among others, such issues as:

     * the amount and nature of future exploration, development and other capital expenditures,

     *    mining claims to be drilled,

     *    future earnings and cash flow,

     *    development projects,

     *    exploration prospects,

     *    drilling prospects,

     *    development and drilling potential,

     *    business strategy,

     *    expansion and growth of our business and operations, and

     *    our estimated financial information.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially Consequently, all of the forward-looking statements made in this Form 10 are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

In evaluating these forward-looking statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this registration statement under "Risk Factors". While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this registration statement are made as of the date of this registration statement and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

As used in this Form 10, unless the context requires otherwise, "we" or "us" or the "Company" means Oxbow Resources Corp.

ITEM 1. BUSINESS

                              OXBOW RESOURCES CORP.

Oxbow Resources Corp., also referred to herein as Oxbow Resources, or Oxbow, was organized under the laws of the State of Delaware on June 28, 1968.

Oxbow Resources was formed to engage in the exploration of mineral properties for gold and other minerals. The Company has staked a prospect that contains 12 mining cell claims totaling 244.925 hectares that are located on the south shore of Carpenter Lake, near the mining communities of Goldbridge and Bralorne in the Province of British Columbia. We refer to these 12 mining cell claims as the Bristol Gold Property ("Bristol Gold").

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about Oxbow Resources' financial prospects and the Company's ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at 109-2675 South Jones Blvd., Las Vegas,  Nevada 89146.
Telephone: Office: 702.387.2630. Toll Free: 1.866.387.8389

BUSINESS DEVELOPMENT

Oxbow Resources Corp. ("Oxbow Resources" or the "Company") was organized under the laws of the State of Delaware on June 28, 1968.

From 1968 to 1992, the corporation was in the business of insurance and operated under the name of the George Washington Corporation. In 1992, the corporation's assets where liquidated and entered in to bankruptcy. From 1992 to 2006 the corporation remained dormant.

On November 1, 2006, the corporation signed a resolution to reinstate the company and reorganize with a new business focus. On November 16, 2006 the corporation filed a certificate of amendment with the state of Delaware changing its name to Oxbow Resources Corp.

Oxbow Resources Corp., also referred to herein as Oxbow Resources, and Oxbow, and the Company, was incorporated on June 28, 1968 under the laws of the State of Delaware.

Oxbow Resources is an exploration stage company that was formed to engage in the exploration of mineral properties for gold and other minerals.

As at December 31, 2007, the authorized capital stock of Oxbow Resources Corp. consists of 155,000,000 shares of common stock, par value $0.0001 per share, of which there are 70,155,664 shares issued and outstanding. Oxbow Resources currently has approximately 80 shareholders. Oxbow Resources' common shares are quoted on the pink sheets and trade over counter under the symbol "OXWR."

BUSINESS OF ISSUER

Oxbow Resources Corp ("Oxbow Resources" or the "Company") was organized under the laws of the State of Delaware on June 28, 1968. Oxbow Resources was formed to engage in the exploration of mineral properties for gold and other minerals. The Company has acquired a prospect that contains 12 mining cell claims totaling
244.925 hectares in the Province of British Columbia (BC). The Company refers to these claims as the Bristol Gold Property ("Bristol Gold").

Oxbow Resources' Bristol Gold Property comprises one MTO mineral claim containing 12 cell claim units totaling 244.925 hectares. The Bristol Gold Property is located on the south shore of Carpenter Lake, near the mining communities of Goldbridge and Bralorne in the Province of British Columbia.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

GENERAL OVERVIEW

Oxbow Resources Corp., also referred to herein as Oxbow Resources, or Oxbow, was organized under the laws of the State of Delaware on June 28, 1968. Oxbow Resources was formed to engage in the exploration of mineral properties for gold and other minerals. The Company has acquired a prospect that contains 12 mining cell claims totaling 244.925 hectares in the Province of British Columbia (BC). The Company refers to these claims as the Bristol Gold Property ("Bristol Gold").

Oxbow Resources' Bristol Gold Property comprises one MTO mineral claim containing 12 cell claim units totaling 244.925 hectares. The Bristol Gold Property is located on the south shore of Carpenter Lake, near the mining communities of Goldbridge and Bralorne in the Province of British Columbia.

PROPERTY ACQUISITION DETAILS

On February 12, 2008 Oxbow Resources purchased the Bristol Gold Property for USD $20,000 and 2,500,000 shares of common stock.

LAND STATUS, LOCATION AND ACCESS, TOPOGRAPHY

Land Status:

The Bristol Gold Property comprises one MTO mineral claim containing 12 cell claim units totaling 244.925 hectares. This claim covers six of the former Bristol Mine Crown-Granted mining claims, now included in this tenure.

BC Tenure #       Work Due Date         Staking Date          Total Area (Ha.)
-----------       -------------         ------------          ----------------
  544848          Nov. 3, 2008          Nov. 3, 2006              244.925

LOCATION AND ACCESS:

The Bristol Gold Property is located on the south shore of Carpenter Lake, near the mining communities of Goldbridge and Bralorne, BC. Access is gained via 75 km of road from Lillooet, and then by small boat across the lake or via helicopter. An old 4x4 road leads 5.5 km up Tommy Creek, which bisects the property, accessing the Benboe/Bristol gold mine.

Topography: The topography of the Bristol Gold area varies from a wide creek delta at 700 metres elevation at Carpenter Lake, to steep mountainsides at 1450 metres elevation at the southeast corner of the property.

The Bristol Gold Property area receives an annual snowfall persisting from November until early May. The working season is generally sunny and hot, with moderate rainfall. The property is well-timbered with pine, fir and cedar trees, and dense brush along the watercourses.

Wildlife consists of black and grizzly bears, deer and elk, and a variety of small animals and rodents.

GEOLOGY OF THE MINERAL CLAIMS

Regional Geology: The area in which the Bristol Gold Property occurs is underlain by cherty quartzites, argillites, metabasalt and limestone of the Mississippian to Jurassic Bridge River Complex. The stratigraphy generally strikes north northeast and dips steeply to the west although some large scale folding along northwesterly-trending axes is also evident. The sequence is intruded by two plutons probably related to Cretaceous to Tertiary Bendor pluton, each approximately one kilometer in diameter and consisting of granodiorite and porphyritic granite. Minor amounts of felsic, mafic and ultramafic dykes also occur.

Adjoining the Bristol Gold Property to the south, gold mineralization on the Benboe/Bristol mine property is hosted by five shear zones (East, Hangingwall, Main, Footwall, Tommy Creek) in which the rocks are variably altered to an assemblage of quartz, carbonate, clay, pyrite, pyrrhotite, and limonite. The principal rock type within the shear zones is cherty quartzite. The shear zones usually carry low to moderate gold content with some lenses or pipes of high-grade gold and/or gold-tungsten. The shear zones trend from 32 to 37 degrees and vary from 0.4 to 6 metres in width. They dip steeply to the east and are relatively continuous. The shear fillings usually consist of fractured quartzite banded by gouge seams; coatings and veinlets of calcite are common and stringers of quartz less common.

The sulphides include major amounts of pyrite, arsenopyrite and marcasite together with minor amounts of sphalerite, galena and chalcopyrite. Tungsten occurs in the form of scheelite which generally cannot be easily detected in hand specimens. Gold occurs mainly in arsenopyrite and pyrite with lesser amounts within quartz; the highest grade ore was reported to contain small quartz stringers which contained pyrite, arsenopyrite and large grains of scheelite.

PREVIOUS WORK AND COST ESTIMATES OF EXPLORATION PROGRAMS

Historic exploration of the Bridge River Mining Camp has focused on the area of the Bralorne-Pioneer mining complex, located approximately 20 kilometres west of the Bristol Gold Property. The Bridge River mining camp has over 70 mineral localities, of which the Bralorne-Pioneer Mines were the largest producers. The Bralorne-Pioneer Mines are rated as the foremost gold producer in British Columbia and sixth largest in Canada, with production of 129,169 kilograms (4,152,881 ounces) of gold and 29,581 kilograms (951,070 ounces) of silver (1899-1983 production statistics, BC Minfile). Currently Bralorne Gold Mines Ltd. has commissioned a new pilot test mill and is carrying out a bulk test of the Peter vein on their wholly owned mining property at Bralorne, B.C. Results from the bulk sample will provide the necessary technical background data to allow for a feasibility decision on full-scale production.

By the early 1940's, the underground workings consisted of three adits. A 23 kilogram sample taken from a winze assayed 0.16% tungstic oxide, 48 grams per tonne gold and 20.6 grams per tonne silver. The highest assay from one of 17 drill holes reported from 1988 contained 7.5 grams per tonne gold over a true width of 0.5 metres in the Tommy Creek shear zone. All five known shear zones strike along Tommy Creek and through the Bristol Gold Property.

In 1989, Westmin Resources completed a soil geochemical survey on parts of the Bristol Gold Property. Results showed anomalous gold values which require follow-up by additional soil sampling and prospecting. The gold anomalies detected by the Westmin program are assumed to be related to an extension of the Benboe/Bristol mine structures covered by shallow overburden. New soil sample detection methods will be able to enhance and better delineate the anomalous areas.

PROPOSED WORK PROGRAM

A proposed work program includes prospecting, geological mapping and rock sampling, a comprehensive soil sample grid, geophysical surveys and trenching. Based on a compilation of these results, a diamond drill program would be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

PHASE 1 COST ESTIMATE

Phase 1 of the proposed exploration program will include reconnaissance geological mapping, prospecting and rock sampling.

Geologist - 5 days @ $500/day
Consultant/Project Manager - 5 days @ $500/day                     $   2500.00
Sampler/Geological Assistant - 5 days @ $300/day                   $   1500.00
Boat Rental - 5 days@ $150.00/day                                  $    750.00
Truck rental - 1000 km @ 0.75/km inclusive                         $    750.00
Rock and sediment samples - 50 @ $50.00 per sample                 $   2500.00
Per diem (with camp rental) - 15 man-days @ $125.00/day            $   1875.00
Misc. sampling and field supplies                                  $    500.00
Report and reproduction costs                                      $   1000.00
                                                                   -----------
Subtotal                                                           $ 13,875.00

Management Fee @ 15%                                               $   2081.25
Contingency @ 10%                                                  $   1387.50
                                                                   -----------
Total                                                              $ 17,343.75

GST@ 5%                                                            $    867.19
                                                                   -----------

NET TOTAL                                                          $ 18,210.94
                                                                   ===========

PHASE 2 COST ESTIMATE

Phase 2 of the proposed exploration program will include detailed:

Geological  mapping and rock sampling,  grid  construction,
and Soil sampling, EM and IP surveys,  establish drill, and
Rock  trenching  targets,  four-man  crew  with  camp,  and
Supplies, transportation, report                                   $ 95,000.00
                                                                   -----------

NET TOTAL                                                          $113,210.94
                                                                   ===========

PHASE 3 COST ESTIMATE

Phase 3 of the proposed exploration program will include:

1000  metres of diamond  drilling @ 100.00 per metre,  plus
Geological  supervision,  camp and supplies, and Helicopter
transportation,  assays,  and  Report  and other  ancillary
costs                                                              $200,000.00
                                                                   -----------

TOTAL                                                              $313,210.94
                                                                   ===========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with government regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of Oxbow Resources' operations.

DEPENDENCE ON MAJOR CUSTOMERS

Oxbow Resources is not dependent on one or a few customers.

PATENTS, TRADEMARKS AND LICENSES

Oxbow Resources is not dependent on patents, trademarks or licenses to operate its business.

Oxbow Resources does have an obligation to complete mineral exploration work on its mineral claims and keep the claims in good standing. If the Company does not fulfill its work commitment requirements on its claims, or pay the fee to keep the claims in good standing, then the Company's right to the claims will lapse and the Company will lose all interest that it has in its mineral claims.

EMPLOYEES

At present, we have no employees. We currently conduct our business through agreements with consultants and third parties.

REPORTS TO SECURITY HOLDERS

Before the filing of this registration statement on Form 10, the Company was not subject to the reporting requirements of Section 12(a) or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, the Company will file annual and quarterly reports with the Securities and Exchange Commission ("SEC").

The public may read and copy any materials filed by the Company with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company is an electronic filer and the SEC maintains an Internet site that contains reports and other information regarding the Company that may be viewed at http://www.sec.gov.

OUR COMMON STOCK

Our Common Stock is quoted on the over-the-counter Pink Sheets LLC electronic quotation service under the symbol "OXWR." We intend to apply for a listing of our securities on the Over-the-Counter Bulletin Board.

CORPORATE INFORMATION

Our offices are located at 109-2675 South Jones Blvd., Las Vegas,  Nevada 89146.
Telephone: Office: 702.387.2630. Toll Free: 1.866.387.8389.

Our website is located at www.oxbowresources.com.

ITEM 1A

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

Minerals exploration and development is an inherently risky enterprise. The success of Oxbow Resources Corp. is critically dependent upon finding mineralized material. Mineralized material or a deposit is a mineralized body, which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, tonnage, grade, price, recoveries costs and other factors, concludes economic feasibility. It is possible that the Company's exploration program will fail to locate sufficient resources to warrant further exploration. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it, or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, the economic viability of the project depends to a large extent on the continued strength of the price of gold, which is highly volatile. There is no assurance that the price of gold will be high enough to support the implementation of further development plans.

Whether a gold deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as its size and grade; costs and efficiency of the recovery methods that can be employed; proximity to infrastructure; financing costs; and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on its invested capital.

The securities of the Company are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY HAS NOT GENERATED ANY REVENUE OR PROFIT, AND WE ARE CURRENTLY OPERATING UNDER A NET LOSS. THERE IS NO GUARANTEE THAT WE WILL EVER GENERATE REVENUE AND EARN A PROFIT.

From the date when the company changed its name to Oxbow Resources Corp. on November 16, 2006, to the audited period ended on December 31, 2007 the Company has not generated any revenue. Rather, the Company operates under a net loss, and has an accumulated deficit of $14,236.00, which it incurred from the date of inception on June 28, 1968 to the end of the audited period on December 31, 2007. The Company does not currently have any revenue producing operations. The Company is not currently operating profitably and it should be anticipated that it will operate at a loss, at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We do not have sufficient capital to enable us to commence and complete our exploration program. We will need to obtain additional financing in order to complete our business plan. We are an exploration stage company and we have not realized any revenues to date. Based on our current operating plan, we do not expect to generate revenue for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." We anticipate that we will need to raise $313,210.94 to complete all three phases of our proposed exploration program:
$18,210,94.00 to complete the phase one; $95,000.00 to complete phase two; and, $200,000.00 to complete phase three. We do not have any arrangements for financing in place and we may not be able to find such financing when required.

We will need to obtain financing to operate our business for the next twelve months and if we do not our business will fail. We plan to raise the capital necessary to fund our business through a prospectus and public offering of our common stock. There can be no guarantee that capital from financing will be available to meet our continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company.

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE REVENUE OR A PROFIT. IF WE FAIL TO GENERATE REVENUE AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We face all of the risks inherent in a new business. We have no operating history and have not proved we can operate successfully. The Company does not currently have any revenue producing operations. For the period from inception on June 28, 1968, to the audited period ended on December 31, 2007, we incurred a net loss from inception of $14,236 and did not earn any revenue. If we continue to fail to generate revenue and a profit, your investment in our common stock will become worthless.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR GOLD AND OTHER MINERAL EXPLORATION ACTIVITIES.

The Company has no history of operations. As a result of our brief operating history, there is no guarantee that that we will be successful exploring for gold or other minerals. Our future performance will depend upon our management and its ability to conduct a successful exploration program, or programs, and to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a negative effect on our results of operations. There can be no assurance that the Company's operations will be successful exploring for gold or other minerals and that our operations will, ultimately, be profitable.

THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL BECAUSE MR. LEONARD D. FONG, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, DOES NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION.

Mr. Leonard D. Fong, our sole Executive Officer and Director of the Company, does not have formal training as a geologist or in the technical aspects of the management of a mineral exploration company. He lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, he may not be fully aware of the specific requirements related to working within this industry. His decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

WE ARE SOLELY GOVERNED BY MR. LEONARD D. FONG, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY OF A CONFLICT OF INTEREST. SHAREHOLDERS HAVE LIMITED PROTECTIONS AGAINST THE TRANSACTIONS IMPLEMENTED BY MR. FONG.

Mr. Leonard D. Fong, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Leonard D. Fong will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Fong's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company of a conflict of interest.

Our sole Executive Officer and Director exercises control over all matters requiring shareholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Mr. Leonard D. Fong makes all decisions as to which projects the Company undertakes, there is a risk of a conflict of interest arising between the duties of Mr. Fong in his role as our sole Executive Officer and his own personal financial and business interests in other business ventures, which are distinct and separate from the interests of the Company, because we have not voluntarily implemented various corporate governance measures. His personal interests may not, during the ordinary course of business, coincide with the interests of the shareholders and, in the absence of the effective segregation of such personal interests there is a risk of a conflict of interest.

We have not adopted corporate governance measures such as an audit, or other independent committees, as we presently only have one independent director. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. Our current lack of corporate governance measures means that Mr. Fong's business decisions will not be evaluated by an independent and objective committee. As such, shareholders have limited protections against the transactions implemented by Mr. Fong.

SINCE MR. LEONARD D. FONG, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Shareholders may have difficulty enforcing any claims against the Company because Mr. Fong, our sole Executive Officer and Director, resides in Canada and outside the United States. If a shareholder desired to sue, shareholders would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against our sole director, the shareholder would then have to locate the director's assets, and register the judgment in the foreign jurisdiction where the assets are located.

BECAUSE MR. LEONARD D. FONG, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands from other obligations on Mr. Leonard D. Fong, our sole Executive Officer and Director, could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Fong will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company. In addition, Mr. Fong may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD, WHICH ARE BEYOND OUR CONTROL. THE PRICE OF GOLD IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold is volatile and fluctuates. The price of gold has been and will continue to be affected by numerous factors beyond the Company's control. Factors that affect the price of gold include the demand from consumers for products that use gold, economic and geopolitical conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS A HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities. As such, the company, in seeking available opportunities, will compete with a numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependant on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in BC. Each one of these companies can be considered to be in competition with Oxbow Resources Corp. for mineral resources in British Columbia. Moreover, the Government of Canada at, http://mmsd1.mms.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2007, CDN $428.0 million was spent on mineral exploration and deposit appraisal expenditures in British Columbia.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which may, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims from other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in Canada. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. ANY FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND ITS LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company's control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

OXBOW RESOURCES CORP. HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES OF COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, INVESTORS WILL ONLY SEE A RETURN ON THEIR INVESTMENTS IF THE VALUE OF THE SHARES APPRECIATES.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company's debt facilities and other factors considered appropriate by the Company's Board of Directors. To date, the Company has not paid any cash dividends on the Company's Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the Company's shares appreciates.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to pay CDN $1,077.70 in lieu of work to the British Columbia Provincial government on an annual basis to keep our claims valid. The fee is calculated at a rate of CDN $4.00 per hectare plus a 10% submission fee: Oxbow Resources has 244.925 hectares which is multiplied by CDN $4.00 to equal CDN $979.70, to which the submission fee of CDN $98.00 is added for a total of CDN $1,077.70.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN. IF WE ARE NOT ABLE TO CONTINUE AS A GOING CONCERN, IT IS LIKELY INVESTORS WILL LOSE THEIR INVESTMENT.

The report of our independent auditors, on our audited financial statements for the audited period ended December 31, 2007, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE CAPITAL BY ISSUING ADDITIONAL SHARES OF COMMON STOCK. IN SO DOING, WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

Oxbow Resources Corp. will need to raise financing by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no guarantee that capital from financing will be available to meet our continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN OUR SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.
THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR SHAREHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock. There are at present 70,155,664 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer
     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases
     (iii)boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons
     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers
     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING AND DISCLOSURE CONTROLS AND PROCEDURES, WE MAY BE UNABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS AND COMPLY WITH THE REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"), we will be required, beginning with our annual report on Form 10-KSB for the fiscal year ending December 31, 2009, to include in our annual reports on Form 10-KSB, our management's report on internal control over financial reporting and the registered public accounting firm's attestation report on our management's assessment of our internal control over financial reporting. We intend to prepare an internal plan of action for compliance with the requirements of
Section 404. As a result, we cannot guarantee that we will not have any "significant deficiencies" or "material weaknesses" within our processes. Compliance with the requirements of Section 404 is expected to be expensive and time-consuming. If we fail to complete this evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal control over financial reporting. In addition, any failure to establish an effective system of disclosure controls and procedures could cause our current and potential stockholders and customers to lose confidence in our financial reporting and disclosure required under the Exchange Act, which could adversely affect our business.

OUR COMMON STOCK HAS A LIMITED TRADING MARKET. AS A RESULT, YOU MAY NOT BE ABLE TO SELL SHARES OF OUR COMMON STOCK WHEN OR AT PRICES YOU DESIRE.

Our Common Stock is traded on the over-the-counter Pink Sheets LLC electronic quotation service, an inter-dealer quotation system that provides significantly less liquidity than the NASDAQ stock market or any other national securities exchange. In addition, trading in our Common Stock has historically been extremely limited. This limited trading adversely affects the liquidity of our Common Stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. As a result, there could be a larger spread between the bid and ask prices of our Common Stock and you may not be able to sell shares of our Common Stock when or at prices you desire.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this registration statement. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our business and results of operations are affected by a wide variety of factors. We may experience material fluctuations in future operating results, on a quarterly or annual basis, which could have a material and negative affect our business, financial condition, operating results and stock price. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this registration statement.

PLAN OF OPERATIONS

Our business plan is to proceed with the exploration of the Bristol Gold Property to determine whether there is any potential for gold or other metals located on the cell claims that comprise our mineral properties. We have decided to proceed with the exploration program recommended by the geological report. We anticipate that the three phases of the recommended geological exploration program  will  cost  approximately  $18,210,94.00,  $95,000.00  and  $200,000.00 respectively. We had $4,844.00 in cash reserves as of December 31, 2007. The lack of cash has kept us from conducting any exploration work on the property.

We anticipate that we will incur the following expenses over the next twelve months:

     * $1,077.70 to be paid to the British Columbia Provincial Government to keep the claims valid;
     * $18,210,94.00 in connection with the completion of Phase 1 of our planned geological work program;
     * $95,000 in connection with the completion of Phase 2 of our planned geological work program;
     *    $200,000 for Phase 3 of our planned geological work program; and
     * $10,000 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2007, our total cash on hand at the end of the period was $4,844. Since our inception on June 28, 1968, to the end of the year on December 31, 2007, we incurred a loss of $14,236. We attribute our net loss to increases in consulting fees and general and administration expenses, and from a lack of revenue to offset our operating expenses. At December 31, 2007, we had an accumulated deficit of $14,236.

From our inception on June 28, 1968, to the end of the year on December 31, 2007, net cash provided by investing activities was $19,080, which represents the remaining amount owed on a demand loan. Net cash from investing activities was $45,080 for the fiscal year ended December 31, 2006. Net cash after operating and financial and investment activities was $4,844 for the period from inception to the year ended December 31, 2007, due to the payment of $26,000 of a demand loan and a deficit of $14,180 in net cash from operating activities incurred in the 2007 fiscal year. For the year ending December 31, 2007, the deficit of $14,180 in net cash from operating activities arose from increases in consulting fees of $8,000 and general and administration expenses of $6,180. From inception on June 28, 1968, to the end of the year on December 31, 2007, net cash from operating activities was a deficit of $14,236. The Company had outstanding accounts payable of $NIL.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

ITEM 3. DESCRIPTION OF PROPERTY

Our offices are located at 109-2675 South Jones Blvd., Las Vegas,  Nevada 89146.
Telephone: Office: 702.387.2630. Toll Free: 1.866.387.8389.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No one stockholder is known by the Company to be the beneficial owner of more than 5% of the Company's common stock.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

1. EXECUTIVE OFFICERS

The Company's Executive Officers are as follows:

Dr. Leonard D. Fong,  PhD  President,  CEO, and Secretary

From 1985 to 2004, Dr. Fong was Chairman and CEO of Cheong Tat Corporation, A Delaware Corporation, with offices in New York, Philadelphia, Las Vegas, Hong Kong. From 2004 to 2006, Dr. Fong was CFO of American Resource Corporation, a Nevada Corporation, with offices in Vernal & Salt Lake City, Utah, Vancouver, BC and Hong Kong. From 2006 to 2007, he acted as the President of Lifespan, Inc., a Nevada Corporation headquartered in Vancouver, BC. From 2007 to the present, Dr. Fong has served as the President of Oxbow Resources Corp.

Mr. Fong devotes 3-5 hours per week, or 20 hours or fewer per month, to the business of the Company.

James Laird Vice-President Exploration

Jim Laird has been a prospector and mining exploration contractor for more than 25 years, and is the principal of Laird Explorations Inc. Mr. Laird completed the BC EMPR course "Advanced Mineral Exploration for Prospectors, 1980". Mr. Laird is familiar with the geology of the project area and has more than 25 years experience consulting in the mining and exploration industry.

Mr. Laird devotes 3-5 hours per week, or 20 hours or fewer per month, to the business of the Company.

2. Directors

     Name                                    Position
     ----                                    --------
Leonard D. Fong                              Director

See biography above.

ITEM 6. EXECUTIVE COMPENSATION

Summary Compensation Table (All figures are in US dollars) The following table sets forth the overall compensation earned in the fiscal year that will end December 31, 2008 by (1) each person who served as the principal executive officer of the Company for fiscal year 2008; (2) the Company's most highly compensated executive officers with compensation of $100,000 or more during 2008 fiscal year; and (3) those individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of December 31, 2007.


                                                                        Non-Equity      Nonqualified
 Name and                                                               Incentive         Deferred
 Principal                                       Stock       Option        Plan         Compensation     All Other
 Position          Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)
 --------          ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------
Leonard D. Fong    2007      --         --          --            --         --              --              --
CEO & President,   2008      --         --          --       500,000         --              --              --
Director

James Laird        2007      --         --          --            --         --              --              --
Vice President     2008      --         --          --       250,000         --              --              --
Exploration

Mr. Leonard D. Fong, President, CEO and a Director of Oxbow Resources, was granted a total of 500,000 options to purchase common shares of the company at a price of $0.0001 as compensation during the fiscal 2008 year ending December 31, 2008. Mr. Fong was granted 250,000 options as compensation for acting as President and CEO, and 250,000 options to purchase common shares as compensation for acting as a Director of Oxbow Resources.

Mr. James Laird, Vice-President of Exploration was granted a total of 250,000 options to purchase common shares of the company at a price of $0.0001 during the fiscal 2008 year ending December 31, 2008. Mr. Laird was granted 250,000 options to purchase common shares as compensation for acting as Vice-President of Exploration of Oxbow Resources.

ITEM 7. CERTAIN   RELATIONSHIPS   AND  RELATED   TRANSACTIONS,   AND  DIRECTOR
        INDEPENDENCE

As of the date of this statement, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    any of our directors or officers;
     *    any nominee for election as a director;
     * any principal security holder identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or
     * any relative or spouse, or relative of such spouse, of the above referenced persons.

ITEM 8. LEGAL PROCEEDINGS

The Company is not a party to any legal proceeding. No property of the Company is the subject of a pending legal proceeding.

                                    PART II

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

The Company's common shares are quoted on the pink sheets and trade over counter under the symbol "OXWR."

STOCKHOLDERS

There are approximately 80 stockholders of the Company's common stock.

DIVIDENDS

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

ITEM 10. RECENT  SALES  OF  UNREGISTERED  SECURITIES;   USE  OF  PROCEEDS  FORM
         REGISTERED SECURITIES

From the date when the Company changed its name to Oxbow Resources Corp. on November 16, 2006, to the audited period ended on December 31, 2007, there have been no recent sales of unregistered securities.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company as of the fiscal year end at December 31, 2008, consists of 155,000,000 shares of common stock, par value $0.0001 per share, of which there are 70,155,664 shares issued and outstanding. The following summarizes provisions of the Company's capital stock.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

TRANSFER AGENT

Our independent stock transfer agent is Continental Stock Transfer, located in New York, NY. Their mailing address and telephone number is: Continental Stock Transfer, 17 Battery Place, New York, NY 10004 USA. Telephone: 212-509-4000.
Fax: 212-509-5150

Continental Stock Transfer is registered under the Exchange Act and is an SEC approved Transfer Agent.

ITEM 12. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, the Company may modify the extent of indemnification by individual contracts with its directors and officers; provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board of Directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Nevada General Corporation law; or
(iv) such indemnification is required to be made under the Bylaws.

                                    PART F/S

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Oxbow Resources Corp.
(A Exploration Stage Company)

We have audited the accompanying balance sheets of Oxbow Resources Corp. (A Exploration Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2007 and December 31, 2006 and since inception on June 28, 1968 through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxbow Resources Corp. (A Exploration Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2007 and December 31, 2006 and since inception on June 28, 1968 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $14,236, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
April 23, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

                              OXBOW RESOURCES CORP.
                         (An exploration stage company)
                                 Balance Sheets

                                                           December 31,       December 31,
                                                              2007               2006
                                                            --------           --------
ASSETS

Current Assets
  Cash                                                      $  4,844           $ 45,024
                                                            --------           --------
Total Current Assets                                           4,844             45,024

Total Fixed Assets                                                --                 --
                                                            --------           --------

      Total Assets                                          $  4,844           $ 45,024
                                                            ========           ========

LIABILITIES

Total Current Liabilities                                   $     --           $     --
                                                            --------           --------

Long term Liabilities                                             --                 --
  Demand Loan                                                 19,080             45,080
                                                            --------           --------
Total Long Term Liabilities                                   19,080             45,080
                                                            --------           --------

      Total Liabilities                                       19,080             45,080
                                                            --------           --------
STOCKHOLDERS' EQUITY

  5,000,00 Shares Preferred Authorized,
   0 Shares Issued, Par value  0.0001 Per Share                   --                 --
   155,000,00 Shares Common Authorized, 70,155,664
   Shares Issued, Par Value of  0.0001 Per Share               7,016                 16
  Additional Paid-in Capital                                  (7,016)               (16)
  Accumulated Deficit                                        (14,236)               (56)
                                                            --------           --------
Total Stockholders Equity                                    (14,236)               (56)
                                                            --------           --------

      TOTAL LIABILITIES AND SHAREHOLDERS EQUITY             $  4,844           $ 45,024
                                                            ========           ========

   The accompanying notes are an integral part of these financial statements.

                              OXBOW RESOURCES CORP.
                         (An exploration stage company)
                            Statements of Operations

                                                    For the               For the           From Inception
                                                  Year Ending           Year Ending       (June 28, 1968) to
                                                  December 31,          December 31,          December 31,
                                                     2007                  2006                  2007
                                                  -----------           -----------           -----------
Revenue                                           $        --           $        --           $        --
                                                  -----------           -----------           -----------
Expenses
  Consulting Fees                                       8,000                    --                 8,000
  General and Admin Expenses                            6,180                    56                 6,236
                                                  -----------           -----------           -----------
Total Expenses                                         14,180                    56                14,236
                                                  -----------           -----------           -----------

Net Income (Loss)                                 $   (14,180)          $       (56)          $   (14,236)
                                                  ===========           ===========           ===========

Basic & Diluted (Loss) per common share           $        (0)          $        (0)
                                                  ===========           ===========

Weighted Average Number of common shares           64,322,331               155,664
                                                  ===========           ===========


   The accompanying notes are an integral part of these financial statements.

                              OXBOW RESOURCES CORP.
                         (An exploration stage company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
              From Inception (June 28, 1968) to December 31, 2007

                                                                                    Deficit
                                                                                  Accumulated
                                                                                    During
                                                Common Stock         Paid in      Exploration        Total
                                            Shares        Amount      Capital        Stage           Equity
                                            ------        ------      -------        -----           ------
Shares issued to founders                    155,664     $    16     $    (16)                     $      (0)

Net (Loss) for period                                                              $     (56)            (56)
                                          ----------     -------     --------      ---------       ---------

Balance, December 31, 2006                   155,664     $    16     $    (16)     $     (56)      $     (56)
                                          ==========     =======     ========      =========       =========

Issue 70,000,000 shares par value .0001   70,000,000     $ 7,000     $ (7,000)     $      --

Net (Loss) for period                                                              $ (14,180)        (14,180)
                                          ----------     -------     --------      ---------       ---------

Balance, December 31, 2007                70,155,664     $ 7,016     $ (7,016)     $ (14,236)      $ (14,236)
                                          ==========     =======     ========      =========       =========


   The accompanying notes are an integral part of these financial statements.

                              OXBOW RESOURCES CORP.
                         (An exploration stage company)
                            Statements of Cash Flows

                                                                   For the Year       For the Year     From Inception
                                                                      Ending             Ending      (June 28, 1968) to
                                                                    December 31,       December 31,      December 31,
                                                                       2007               2006              2007
                                                                     ---------          --------          --------
OPERATING ACTIVITIES
  Net Income (Loss)                                                  $ (14,180)         $    (56)         $(14,236)
  Accounts Payable                                                          --                --                --
                                                                     ---------          --------          --------
NET CASH FROM OPERATING ACTIVITIES                                     (14,180)              (56)          (14,236)
                                                                     =========          ========          ========
INVESTING ACTIVITIES

NET CASH FROM FINANCING ACTIVITIES                                          --                --                --
                                                                     =========          ========          ========

FINANCING ACTIVITIES
  Demand Loan                                                          (26,000)           45,080            19,080
                                                                     ---------          --------          --------
NET CASH FROM INVESTING ACTIVITIES                                     (26,000)           45,080            19,080
                                                                     =========          ========          ========

NET CASH AFTER OPERATING, FINANCIAL
 AND INVESTING ACTIVITIES                                              (40,180)           45,024             4,844
                                                                     =========          ========          ========

Cash at Beginning of Period                                             45,024                --                --
                                                                     ---------          --------          --------

CASH AT END OF PERIOD                                                $   4,844          $ 45,024          $  4,844
                                                                     =========          ========          ========

Cash Paid For:
Interest                                                             $      --          $     --          $     --
                                                                     =========          ========          ========
Income Tax                                                           $      --          $     --          $     --
                                                                     =========          ========          ========
Non-cash Activities
  Stocks Issued for Service                                          $      --          $     --          $     --
                                                                     =========          ========          ========
  Stocks Issued for Accounts Payable                                 $      --          $     --          $     --
                                                                     =========          ========          ========
  Cancellation of Shares                                             $      --          $     --          $     --
                                                                     =========          ========          ========
  Common Stock Issued in Satisfaction of Promissory Note             $      --          $     --          $     --
                                                                     =========          ========          ========
  Deemed Interest Converted into Additional Paid in Capital          $      --          $     --          $     --
                                                                     =========          ========          ========
  Related to Note Payment                                            $      --          $     --          $     --
                                                                     =========          ========          ========
  Conversion of Preferred Shares into Common Shares                  $      --          $     --          $     --
                                                                     =========          ========          ========
  Conversion of Due to Related Party and Notes Payable into
    preferred Shares in Consolidated Equity                          $      --          $     --          $     --
                                                                     =========          ========          ========

   The accompanying notes are an integral part of these financial statements.

                              OXBOW RESOURCES CORP.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
               From Inception (June 28, 1968 to December 31, 2007)
                             (Stated in US Dollars)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Oxbow Resources Corp. ("Oxbow Resources" or the "Company") was organized under the laws of the State of Delaware as George Washington Corporation on June 28, 1968. From 1968 to 1992 the corporation was in the business of insurance. In 1992 the companies assets where liquidated and entered in to bankruptcy. From 1992 to 2006 the company remained dormant.

     On November 1, 2006 the company signed a resolution to reinstate the company and reorganize with a new business focus. On November 16, 2006 the company filed a certificate of amendment with the state of Delaware changing the name of the company to Oxbow Resources Corp. Oxbow Resources primary focus is in the exploration of mineral properties for gold and other minerals.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Accounting Method

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

     b. Revenue Recognition

     The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

     c. Income Taxes

     The Company prepares its tax returns on the accrual basis. The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     d. Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              OXBOW RESOURCES CORP.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
               From Inception (June 28, 1968 to December 31, 2007)
                             (Stated in US Dollars)


     e. Assets

     The company holds cash assets of $4,844 as of December 31, 2007.

                                                           December 31,
                                                              2007
                                                            --------
          ASSETS
          Current Assets
            Cash                                             $4,844
                                                             ------
          Total Current Assets                               $4,844
                                                             ======

     f. Income

     Income represents all of the company's revenue less all its expenses in the period incurred. The Company had no revenues in 2007 and has paid expenses of $14,180 during the same period.

     In accordance with FASB/ FAS 142 option 12, paragraph 11 "Intangible Assets Subject to Amortization", a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has been has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. If that pattern cannot be reliable determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

     In accordance with FASB 144, 25, "An impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business enterprise and in income from continuing operations in the statement of activities of a not-for-profit organization. If a subtotal such as "income from operations" is presented, it shall include the amount of that loss." The Company has recognized the impairment of a long-lived asset by declaring that amount as a loss in income from operations in accordance with an interpretation of FASB 144.

                              OXBOW RESOURCES CORP.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
               From Inception (June 28, 1968 to December 31, 2007)
                             (Stated in US Dollars)


                                                                   For the
                                                                 Year Ending
                                                                 December 31,
                                                                    2007
                                                                  --------
          Revenue                                                 $     --
                                                                  --------
          Expenses
            Consulting Fees                                          8,000
            General and Admin Expenses                               6,180
                                                                  --------
          Total Expenses                                            14,180
                                                                  --------

          Net Income (Loss)                                       $(14,180)
                                                                  ========

     g. Basic Income (Loss) Per Share

     In accordance with SFAS No. 128-"Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2007, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

                                                              For the
                                                            Year Ending
                                                            December 31,
                                                               2007
                                                            -----------

          Net Income (Loss)                                 $   (14,180)
                                                            ===========

          Basic & Diluted (Loss) per common share           $        (0)
                                                            ===========

          Weighted Average Number of common shares           64,322,331
                                                            ===========

     h. Cash and Cash Equivalents

     For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

                                                           December 31,
                                                              2007
                                                            --------
          ASSETS
          Current Assets
            Cash                                             $4,844
                                                             ------
          Total Current Assets                               $4,844
                                                             ======

                              OXBOW RESOURCES CORP.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
               From Inception (June 28, 1968 to December 31, 2007)
                             (Stated in US Dollars)


     i. Liabilities

     On December 12, 2006 the Company entered into a loan agreement with a related party to borrow up to $50,000 to fund operations. The loan does not bear interest and is due on demand. As of December 31, 2007 the amount owed on this loan was $19,800.

                                                           December 31,
                                                              2007
                                                            --------
          LIABILITIES
          Total Current Liabilities                         $    --
                                                            -------

          Long term Liabilities                                  --
            Demand Loan                                      19,080
                                                            -------
          Total Long Term Liabilities                        19,080
                                                            -------

                Total Liabilities                           $19,080
                                                            =======

     Share Capital

     a) Authorized:

     155,000,000 common shares with a par value of $0.0001

     5,000,000 preferred shares with a par value of $0.0001

     b) Issued:

     As of December 31, 2007, there are 70,155,664 shares issued and outstanding at a value of $0.0001 per share.

     The  Company  has  no  stock  option  plan,   warrants  or  other  dilutive
     securities.

     k. Advertising

     All advertising expenses are expensed as incurred. There has been no advertising expenses incurred since the beginning of the development stage.

                              OXBOW RESOURCES CORP.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
               From Inception (June 28, 1968 to December 31, 2007)
                             (Stated in US Dollars)


NOTE 3 - GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $14,236 for the period from June 28, 1968 (inception) to December 31, 2007. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                                    PART III

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the fiscal year ended December 31, 2007, we engaged Moore & Associates, Chartered Accountants and Advisors as our principal accountant for the purposes of auditing our financial statements. There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. EXHIBITS

     Exhibit
     Number             Description of Exhibits
     ------             -----------------------

      3.1               Articles of Incorporation

      3.2               Bylaws, as amended

     10.1               Asset purchase agreement

     23.1               Consent of auditor

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        OXBOW RESOURCES CORPORATION
                                               (Registrant)


Date: June 13, 2008                     By: /s/ Leonard D. Fong
                                           -------------------------------------
                                           Leonard D. Fong,
                                           President, Secretary, CEO, Director